Exhibit 4.2






                    PUBLIC STEERS(R) SERIES 1998 HLT-1 TRUST





                              AMENDED AND RESTATED
                               SERIES SUPPLEMENT

                                    between

                         MERRILL LYNCH DEPOSITOR, INC.,

                                 as Depositor,

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                     as Trustee and Securities Intermediary











                         Dated as of February 18, 1999




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                  AMENDED AND RESTATED SERIES 1998 HLT-1 SUPPLEMENT, dated as of
February 18, 1999 (the "Supplement"), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor, and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee and Securities Intermediary.


                              W I T N E S S E T H:

                  WHEREAS, $26,751,000 stated amount of Class A Certificates and corresponding Class B Certificates were issued pursuant to a Series 1998 HLT-1 Supplement, dated as of October 15, 1998 (the "Initial Supplement"), by and between the Depositor and the Trustee and Securities Intermediary, incorporating the terms of the Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms" and, together with this Supplement, the "Trust Agreement") by and between the Depositor and the Trustee and Securities Intermediary;

                  WHEREAS, the Depositor desires to deposit an additional $9,887,000 aggregate principal amount of Underlying Securities into the Trust designated herein (the "Trust");

                  WHEREAS, in connection with the deposit into the Trust of such additional securities, the Depositor and the Trustee and Securities Intermediary seek to increase to $36,638,000 in stated amount of Class A Certificates offered and corresponding amount of Class B Certificates offered;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, the Depositor and the Trustee and Securities Intermediary hereby agree that the Initial Supplement shall be replaced in its entirety with this Supplement and further agree as follows:

                  Section 1. Incorporation of Standard Terms. All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Supplement and the Standard Terms shall form a single agreement among the parties. In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

                  Section 2. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Supplement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

                  "Allocation Ratio": The ratio of the Class A Allocation to the Class B Allocation. Voting Rights, Liquidation Proceeds, Realized Losses and Extraordinary Trust Expenses shall be


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                                        2

allocated between Class A Certificateholders and Class B Certificateholders in accordance with the Allocation Ratio and, within each Class, each of the foregoing rights and obligations shall be allocated to Certificateholders in accordance with their respective economic interests in such Class.

                  "Available Funds": To the extent applicable, for any Distribution Date, the sum of (i) all amounts actually received on or accruing with respect to the Underlying Securities (including Liquidation Proceeds and investment income earned on Account funds invested pursuant to Section 3.05 of the Standard Terms) during the related Collection Period, (ii) all amounts received pursuant to any Credit Support Instruments for such Distribution Date and (iii) all other amounts, if any, less any amount held for the benefit of the Retained Interest.

                  "Business Day": Any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close and that also is specified as a Business Day with respect to the Underlying Securities.

                  "Class A Allocation": The present value (discounted at the rate of 7.95% per annum) of (i) the unpaid interest, except for the Class B Payments, due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date and (ii) the principal amount of the Underlying Securities (in each case assuming that the Underlying Securities are paid when due and are not redeemed prior to their stated maturity).

                  "Class A Certificates": The Certificates issued on October 15, 1998 under the Initial Supplement and on February 18, 1999 under this Supplement in a stated amount of $26,751,000 and $9,887,000, respectively, entitled to receive on each Distribution Date until and including the Final Scheduled Distribution Date, interest payments of 7.00%, on the stated amount of the Class A Trust Certificates and a distribution of the principal amount of the Underlying Securities on the Final Scheduled Distribution Date.

                  "Class B Allocation": The sum of the present values (discounted at the rate of 7.95% per annum) of the unpaid payments due or to become due in respect of the Class B Payments of the Underlying Securities.

                  "Class B Certificates": The Certificates issued on October 15, 1998 under the Initial Supplement and on February 18, 1999 under this Supplement are entitled, on each Distribution Date, commencing on April 15, 1999 and ending on the Final Scheduled Distribution Date, to interest payments of 0.95% on the stated amount of the Class A Trust Certificates (the "Class B Payments").

                  "Collection Period": (i) With respect to each October 15 Distribution Date, the period beginning on the April 15 Distribution Date of that year and ending on the day before such


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                                        3

October 15 Distribution Date, inclusive and (ii) with respect to each April 15 Distribution Date, the period beginning on the October 15 Distribution Date of the previous year and ending on the day before such April 15 Distribution Date, inclusive, except for the April 15, 1999 Distribution Date, as to which the Collection Period shall be the period beginning on the Cut-off Date and ending on the day before such April 15, 1999 Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(c) hereof.

                  "Corporate Trust Office": The office of the Trustee located at 114 West 47th Street, 25th Floor, New York, New York 10036, Attention: Corporate Trust Department; provided, however, that the office at which certificated securities are delivered for registration of transfer, cancellation or exchange shall be the office of the Trustee, located at 111 Broadway, Lower Level, New York, New York 10006.

                  "Cut-off Date": October 15, 1998.

                  "Depository": The Depository Trust Company, its nominees and their respective successors.

                  "Distribution Date": April 15 and October 15 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on April 15, 1999 and ending on the Final Scheduled Distribution Date.

                  "Distribution Election": Upon notice of the events set forth in Section 3.04 of the Standard Terms, the Trustee shall exercise the remedy set forth in clause (i) of such Section.

                  "Eligible Investments": As defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the lower of the rating of the Underlying Securities or the Trust Certificates, and (ii) the rating of any short-term instruments will be A-1+ by S&P and P1 by Moody's; and provided further that any such investment matures no later than the Business Day prior to the next succeeding Distribution Date.

                  "Event of Default": (i) A default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an event of default in the Underlying Securities Indenture. For a summary of certain events of default in the Underlying Securities Indenture, please refer to the Prospectus Supplement.

                  "Final Scheduled Distribution Date": April 15, 2007.

                  "Fixed Pass-Through Rate": 7.00% per annum.


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                                        4

                  "Issue Dates": October 15, 1998 and February 18, 1999.

                  "Optional Exchange Date":  Any Distribution Date.

                  "Ordinary Expenses": The compensation due to the Trustee for Ordinary Expenses as defined in the Standard Terms, which, with respect to Ordinary Expenses other than those referred to in clause (iii) of such definition and other than the costs of converting to EDGAR format the periodic reports required for the Trust under the Exchange Act, shall be fixed at $2,000 per annum (payable in semiannual installments of $1,000).

                  "Pass-Through Rate":  The Fixed Pass-Through Rate.

                  "Prepaid Ordinary Expenses":  Zero (0).

                  "Prospectus Supplement": Collectively, the Prospectus Supplement, dated September 24, 1998, the Prospectus Supplement, dated October 9, 1998 and the Prospectus Supplement, dated February 18, 1999, relating to the Certificates.

                  "Rating Agency":  Moody's and S&P.

                  "Record Date": The close of business on each April 1 and October 1, as the case may be, immediately preceding each Distribution Date.

                  "Series": Public STEERS(R) Trust Certificates, Series 1998 HLT-1.

                  "Underlying Securities": The $36,638,000 principal amount of 7.95% Debentures Due April 15, 2007 issued by the Underlying Securities Issuer, as described in Schedule I hereto.

                  "Underlying Securities Issuer": Hilton Hotels Corporation, a Delaware corporation.

                  (b) The terms listed below are not applicable to this Series.

                  "Accounting Date"

                  "Administration Account"

                  "Administrative Agent"

                  "Administration Agreement"

                  "Administrative Agent Termination Event"


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                                        5

                  "Advance"

                  "Calculation Agent"

                  "Call Date"

                  "Call Price"

                  "Call Right"

                  "Call Terms"

                  "Callable Series"

                  "Credit Support"

                  "Credit Support Instrument"

                  "Credit Support Provider"

                  "Eligible Expense"

                  "Exchange Rate Agent"

                  "Floating Pass-Through Rate"

                  "Letter of Credit"

                  "Limited Guarantor"

                  "Limited Guaranty"

                  "Related Assets"

                  "Reserve Account"

                  "Requisite Reserve Amount"

                  "Retained Interest"

                  "Surety Bond"


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                                        6

                  "Swap Agreement"

                  "Swap Counterparty"

                  "Swap Distribution Amount"

                  "Swap Guarantee"

                  "Swap Guarantor"

                  "Swap Receipt Amount"

                  "Swap Termination Payment"

                  Section 3. Designation of Trust and Certificates. (a) The Trust created by the Initial Supplement is known as the "Public STEERS(R) Series 1998 HLT-1 Trust". The Class A Certificates and Class B Certificates evidencing certain undivided ownership interests therein shall be known as the "Public STEERS(R) Trust Certificates, Series 1998 HLT-1, Class A Trust Certificates" and the "Public STEERS(R) Trust Certificates, Series 1998 HLT-1, Class B Trust Certificates", respectively.

                  (b) The Class A Certificates and Class B Certificates shall be held through the Depository in book-entry form and shall be in the form attached hereto as Exhibits B and C, respectively. The Certificates shall be issued in authorized denominations of $1,000 (the "Authorized Denomination") and integral multiples thereof. On each Issue Date, one Class A Certificate and one Class B Certificate may be issued in an amount other than an integral multiple of the Authorized Denomination. Except as provided in the Standard Terms and Section 15(a) hereof, the Trust shall not issue additional Certificates or incur any indebtedness.

                  (c) The Class A Certificates will be entitled to receive (i) on each Distribution Date, commencing on April 15, 1999 and ending on the Final Scheduled Distribution Date interest payments at a rate of 7.00% on the stated amount of the Class A Trust Certificates and (ii) on the Final Scheduled Distribution Date, a distribution of the principal amount of the Underlying Securities.

                  (d) On each Distribution Date, the Class B Certificates will be entitled to receive an interest payment of 0.95% per annum multiplied by the principal amount of the Underlying Securities (the "Class B Payments").

                  (e) Any reference to the principal amount of the Certificates shall be construed as a reference to the principal amount of the Class A Certificates and the initial principal amount of the Class B Certificates, unless otherwise indicated.



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                                        7

                  Section 4. Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the applicable Issue Date, of:

                  (i) the aggregate principal amount of Underlying Securities set forth on Schedule I hereto; and

                  (ii) all documents set forth in Section 5.12 of the Standard Terms except that clauses (v), (vi) and (vii) of Section 5.12(a) shall not apply to this Series.

                  Section 5. Distributions. (a) On each Distribution Date, the Trustee shall apply solely to the extent of Available Funds in the Certificate Account as follows:

                  (i) first, to the Trustee, reimbursement for any approved Extraordinary Trust Expenses incurred by the Trustee in accordance with
         Section 6(b) hereof and approved by not less than 100% of the Certificateholders;

                  (ii) second, pro rata to the holders of the Class A Certificates and Class B Certificates, interest accrued during the related Collection Period at the rate of 7.00% per annum on the stated amount of the Class A Certificates and 0.95% per annum multiplied by the principal amount of the Underlying Securities (the "Class B Payments") to holders of the Class B Certificates on such Distribution Date, commencing on April 15, 1999 and ending on the Final Scheduled Distribution Date;

                  (iii) third, pro rata in accordance with the Allocation Ratio to the holders of the Class A Certificateholders and Class B Certificateholders, if available, any additional payments owed and paid by the Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any payment on the Underlying Securities;

                  (iv) fourth, to the Class A Certificateholders, on the Final Scheduled Distribution Date only, a distribution of the principal amount of the Underlying Securities held by the Trust as of such date;

                  (v)  fifth, to the Trustee, the Ordinary Expenses; and

                  (vi) sixth, to the extent there remain Available Funds in the Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto.

Subject to Section 9(c) hereof, to the extent Available Funds are insufficient to make any required distributions due to any Class of Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall.

                  (b) On the Optional Exchange Date, if applicable, the Trustee shall distribute to Merrill Lynch & Co. or any of its Affiliates Underlying Securities in accordance with Section 7 hereof.

                  Section 6. Trustee's Fees. (a) Payment to the Trustee of Ordinary Expenses shall be as set forth in a separate agreement between the Trustee and the Depositor. Notwithstanding anything to the contrary contained herein, the Trustee agrees that in the event Ordinary Expenses are not paid in accordance with such agreement, it shall (i) not have any claim or recourse against the Trust or the property of the Trust with respect thereto and (ii) continue to perform all of its services as set forth herein unless it elects to resign as Trustee in accordance with Section 7.08 of the Standard Terms.

                  (b) Extraordinary Trust Expenses shall not be paid out of the Deposited Assets unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and
(ii) all the Certificateholders of each of Class A and Class B Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Trust Expenses. If Extraordinary Trust Expenses are not approved unanimously as set forth in clause (ii), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee. In addition, if the conditions in (i) and (ii) are not both satisfied, the Trustee shall not be obligated to incur any Extraordinary Trust Expense.

                  Section 7. Optional Exchange. (a) Merrill Lynch & Co., or any of its Affiliates, other than the Depositor, may, if it holds Class A Certificates and a corresponding amount of Class B Certificates, notify the Trustee, not less than 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to a given Distribution Date that (i) it intends to tender such Certificates to the Trustee on such Distribution Date, (ii) such distribution will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and (iii) such distribution will not affect the characterization of the Trust as a "grantor trust" under the Code. Upon such tender, the Trustee will deliver to such Certificateholder Underlying Securities having a principal amount equal to the stated amount of the Class A Certificates being tendered. For the avoidance of doubt, in exchange for tendering to the Trustee Class A Certificates representing a certain proportion of the outstanding Class A Certificates and Class B Certificates representing an equivalent proportion of the outstanding Class B Certificates, Merrill Lynch & Co. shall receive from the Trustee a pro rata portion of the Underlying Securities.

                  (b) The requirements set forth in paragraphs (a)(ii), (a)(v) and (a)(vi) of Section 4.07 of the Standard Terms do not apply to an Optional Exchange pursuant to this Section 7.



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                                        9

                  Section 8. Events of Default. Within 3 Business Days of its receipt of notice of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, including any Beneficial Owners, transmitted by mail, of all such uncured or unwaived Events of Default actually known to it. However, unless there is an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders, including any Beneficial Owners. For the purposes of this
Section 8, the Trustee will be obliged to treat a Person as a Beneficial Owner only if such Person has first delivered to the Trustee the certificates described in clauses (i) and (ii) of the definition of "Beneficial Owner" in the Standard Terms.

                  Section 9. Miscellaneous. (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Certificates.

                  (b) The Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities.

                  (c) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Class A Certificateholders, proportionately to the ratio of their respective entitlements to interest payments.

                  (d) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Loss.

                  (e) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  (f) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the Holders of Class A and Class B Certificates representing the Required Percentage--Removal.

                  (g) Merrill Lynch & Co. shall act as the Market Agent and shall serve in such capacity in accordance with the terms of the Market Agent Agreement attached hereto as Exhibit D.


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                                       10

                  (h) Notwithstanding anything in the Standard Terms to the contrary, the Reserve Account referred to in Section 3.06(a) of the Standard Terms, when and if established, shall be an asset of the Depositor and shall be held by the Trustee for the benefit of the Depositor, not for the benefit of the Certificateholders.

                  Section 10. Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

                  If to the Depositor, to:

                  Merrill Lynch Depositor, Inc.
                  c/o Merrill Lynch & Co.
                  World Financial Center
                  New York, New York  10281
                  Attention:   Barry N. Finkelstein
                  Telephone:   (212) 449-6177
                  Facsimile:   (212) 449-9054

                  If to the Trustee, to:

                  United States Trust Company of New York
                  114 West 47th Street
                  25th Floor
                  New York, New York  10036
                  Attention:   Corporate Trust Department
                               -- Public STEERS(R), Series 1998 HLT-1
                  Telephone:   (212) 852-1667
                  Facsimile:   (212) 852-1625

                  If to the Securities Intermediary, to:

                  United States Trust Company of New York
                  114 West 47th Street
                  25th Floor
                  New York, New York  10036
                  Attention:    Corporate Trust Department
                                -- Public STEERS(R), Series 1998 HLT-1
                  Telephone:    (212) 852-1667
                  Facsimile:    (212) 852-1625

                  If to the Rating Agencies, to:


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                                       11

                  Moody's Investors Service, Inc.
                  99 Church Street 21W
                  New York, New York  10007
                  Attention:    CBO/CLO Monitoring Department
                  Telephone:    (212) 553-1494
                  Facsimile:    (212) 553-0355

                  and to:

                  Standard & Poor's
                  26 Broadway
                  New York, New York  10004
                  Attention:    Structured Finance Surveillance Group
                  Telephone:    (212) 208-1191
                  Facsimile:    (212) 208-0030

                  Section 11. Governing Law. This Supplement and the transactions described herein shall be construed in accordance with and governed by the law of the State of New York.

                  Section 12. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

                  Section 13. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to the Class A and Class B Certificateholders, after a payment default on the Underlying Securities, (ii) the exchange of all outstanding Class A and Class B Certificates for Underlying Securities pursuant to one or more Optional Exchanges, (iii) the distribution in full of all amounts due to Class A and Class B Certificateholders on the Final Scheduled Distribution and (iv) the sale of the Underlying Securities by the Trustee in accordance with Section 14(b), below, and the distribution of the proceeds from such sale to the Certificateholders. Upon termination of the Trust, the Trust Certificates will be fully redeemed. To the extent that the provisions of this Section 13 conflict with Section 10.01 of the Standard Terms, the former shall control.

                  Section 14. Sale of Underlying Securities. (a) In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders of a given Class, pursuant to Section 6(b) hereof, the Trustee may sell the Underlying Securities to pay such Extraordinary Trust Expenses.

                  (b) If the Underlying Securities Issuer ceases to file periodic reports under the Exchange Act and is not eligible to use Form S-3 for a primary common stock offering, the Trustee, upon receipt of notice thereof, shall sell all of the Underlying Securities and distribute the proceeds from such sale pro rata among the Class A Certificateholders and Class B Certificateholders in accordance with the Allocation Ratio.

                  Section 15. Amendments. (a) Subject to the Rating Agency Condition (as defined in the Standard Terms), the Depositor may, by an amendment that does not require the consent of the Certificateholders, deposit additional Underlying Securities into the Trust and the Trust, without the consent of the Holders, may issue additional Class A Certificates in an initial Notional Amount and Class B Certificates in a principal amount at maturity corresponding to the aggregate principal amount of additional Underlying Securities so deposited.

                  (b) Sections 11.01(a)(i) and (x) of the Standard Terms are hereby deleted in their entirety and replaced to read as follows:

                  (i) to cure any error or ambiguity;

                  (x) to add, change or eliminate any other provisions with respect to matters or questions arising under this Trust Agreement; provided, however, that such additions, changes or eliminations do not, as evidenced by an Opinion of Counsel, have a material adverse effect on the interests of any Certificateholders.

                  Section 16. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee promptly shall notify each Certificateholder of record as of such date and the Ratings Agencies of such proposed amendment, modification, waiver or solicitation. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required, after weighing the votes of the Class A Certificateholders and the votes of the Class B Certificateholders according to the Allocation Ratio; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter

                  (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a "grantor trust" for federal income tax purposes or result in the imposition of tax upon the Certificateholders,

                  (ii) that would alter the timing or amount of any payment on the Underlying Securities, other than any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities Indenture or an event that with the passage of time would become an event of default under the Underlying Securities and only with the consent of 100% of the outstanding Class A and Class B Certificateholders,

                  (iii) that would constitute a demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities Indenture or an event that with the passage of time would become an event of default under the Underlying Securities Indenture and then only with the consent of Certificateholders representing 66 2/3% of the outstanding Class A and Class B Certificates and receipt by the Trustee of the Opinion of Counsel described in (i) above, or

                  (iv) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities, except in the event of a default under the Underlying Securities Indenture or an event that with the passage of time would become an event of default under the Underlying Securities Indenture and then only with the consent of Certificateholders representing 66 2/3% of the outstanding Class A and Class B Certificates and receipt by the Trustee of the Opinion of Counsel described in (i) above.

                  The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

                  If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by the outstanding Class A and Class B Certificateholders as described above, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

                  Section 17. Grantor Trust Status. Notwithstanding any provision in the Standard Terms to the contrary, the Trustee, the Certificateholders, or any other person may not act or refrain from acting, by vote or otherwise, in a manner that is inconsistent with the status of the Trust as a grantor trust for federal income tax purposes.




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                                       14

                           [INTENTIONALLY LEFT BLANK]



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                                       15


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                      Merrill Lynch Depositor, Inc.,
                                        as Depositor


                                      By:   /s/ Bradley N. Liebmann
                                            -----------------------------------
                                            Name:  Bradley N. Liebmann
                                            Title: Secretary


                                      United States Trust Company of New York,
                                        as Trustee


                                      By:   /s/ Andres E. Serrano
                                            -----------------------------------
                                            Name:  Andres E. Serrano
                                            Title: Vice President


                                      United States Trust Company of New York,
                                         as Securities Intermediary


                                      By:   /s/ Andres E. Serrano
                                            -----------------------------------
                                            Name:  Andres E. Serrano
                                            Title: Vice President

                                                                      SCHEDULE I

             PUBLIC STEERS(R) TRUST CERTIFICATES, SERIES 1998 HLT-1
                         UNDERLYING SECURITIES SCHEDULE

Underlying Securities:                      $26,751,000 (deposited on October
                                            15, 1998) and $9,887,000 (deposited
                                            on February 18, 1999) aggregate
                                            principal amount of 7.95% Debentures
                                            due April 15, 2007.

Underlying Securities Indenture:            The indenture dated April 15, 1997
                                            (the "Underlying Securities
                                            Indenture") between the Underlying
                                            Securities Issuer and the Bank of
                                            New York providing for the issuance
                                            of debt securities by the Underlying
                                            Securities Issuer.

Underlying Securities Issuer:               Hilton Hotels Corporation, a
                                            Delaware corporation.

Underlying Securities                       432848AH2
CUSIP Number:

Underlying Securities
Original Issue Date:                        April 15, 1997

Underlying Securities
Principal Amount
Originally Issued:                          $375,000,000.

Underlying Securities
Listing:                                    None.

Underlying Securities
Registration:                               333-18523.

Principal Amount of
Underlying Securities
not Granted to the Trust:                   $338,362,000.

Underlying Securities
Maturity Date:                              April 15, 2007.

Underlying Securities
Principal Payment Date:                     April 15, 2007.

Underlying Securities
Interest Rate:                              7.95% per annum.

Underlying Securities
Interest Payment Dates:                     April 15 and October 15, commencing
                                            October 15, 1997.

Underlying Securities
Record Dates:                               The close of business on April 1
                                            and October 1, as the case may be,
                                            immediately preceding each
                                            Underlying Securities Interest
                                            Payment Date.

Underlying Securities
Ranking:                                    Senior unsecured obligations of the
                                            Underlying Securities Issuer.

Underlying Securities
Collateral:                                 None.

Underlying Securities
Amortization:                               None.

Underlying Securities
Interest Accrual Periods:                   Semiannual.

Underlying Securities
Authorized Denomination
and Specified Currency:                     $1,000.

Underlying Securities
Rating as of Closing:                       "Baa2" by Moody's and "BBB" by S&P.

Underlying Securities Form:                 Book-entry debt security with DTC.